Exhibit 4.2

CARMAX AUTO FUNDING LLC,

as Depositor,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of November 1, 2013

i

ii

Section 11.8	Covenants of the Depositor	34
Section 11.9	No Petition	34
Section 11.10	No Recourse	34
Section 11.11	Headings	34
Section 11.12	Governing Law; Waiver of Jury Trial	34
Section 11.13	Depositor Payment Obligation	34
Section 11.14	Certificates Nonassessable and Fully Paid	34
Section 11.15	Ratification of Prior Actions	35

EXHIBITS

EXHIBIT A	Form of Certificate
EXHIBIT B	Form of Certificate of Trust

iii

AMENDED AND RESTATED TRUST AGREEMENT, dated as of November 1, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between CARMAX AUTO FUNDING LLC, a Delaware limited liability company, as depositor (the “Depositor”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as owner trustee and not in its individual capacity (in such capacity, the “Owner Trustee”).

WHEREAS, CarMax Auto Owner Trust 2013-4 was created on April 3, 2013 pursuant to (i) a Trust Agreement, dated as of April 3, 2013, between the Depositor and the Owner Trustee (the “Initial Trust Agreement”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 3, 2013; and

WHEREAS, the Depositor and the Owner Trustee wish to amend and restate the Initial Trust Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes of this Agreement.

“Accountants” shall have the meaning specified in Section 5.5.

“CarMax” shall mean CarMax Business Services, LLC, a Delaware limited liability company.

“CarMax Auto” shall mean CarMax Auto Superstores, Inc., a Virginia corporation.

“CarMax Funding” shall mean CarMax Auto Funding LLC, a Delaware limited liability company.

“Certificate” shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the Owner Trust Estate, substantially in the form of Exhibit A. Such certificate shall entitle the Holder thereof to distributions pursuant to this Agreement from collections and other proceeds in respect of the Owner Trust Estate; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Certificateholders to receive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

“Certificate of Trust” shall mean the Certificate of Trust substantially in the form of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Payment Account” shall have the meaning specified in Section 5.1.

“Certificate Percentage Interest” shall mean, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of such Certificate in the Trust. The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificate Register” shall have the meaning specified in Section 3.4.

“Certificate Registrar” shall have the meaning specified in Section 3.4.

“Code” shall mean the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

“Corporate Trust Office” shall mean (i) the principal place of business of the Owner Trustee in the state of Delware which is located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801 and (ii) the office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at U.S. Bank Trust National Association, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Depositor and the Servicer, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee, the Depositor and the Servicer.

“Depositor” shall mean CarMax Funding in its capacity as depositor under this Agreement.

“Electronic Methods” shall have the meaning specified in Section 6.7.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall have the meaning specified in Section 8.2.

“Final Distribution Date” shall mean the April 15, 2020 Distribution Date.

“HB3” shall mean Texas House Bill 3 (enrolled May 19, 2006) and the corresponding sections of the Texas Tax Code, Title 2 and the rules and regulations promulgated thereunder.

“Holder” or “Certificateholder” shall mean a Person in whose name a Certificate is registered in the Certificate Register.

“Indemnified Parties” shall have the meaning specified in Section 8.2.

“Indenture” shall mean the Indenture, dated as of November 1, 2013, between the Trust and the Indenture Trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“Indenture Trustee” shall mean Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Initial Servicer” shall mean CarMax.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to Section 2.1 of the Sale and Servicing Agreement.

“Owner Trustee” shall mean U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee under this Agreement.

“Paying Agent” shall mean the Owner Trustee or any successor paying agent or co-paying agent appointed pursuant to Section 3.9 who is authorized by the Owner Trustee to make distributions from the Certificate Payment Account on behalf of the Trust.

“Plan” shall have the meaning specified in Section 3.4.

“Plan Asset Regulation” shall mean the United States Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Rating Agency Condition” shall mean, with respect to any action, a condition that is satisfied if the person requesting such action (A) delivers a letter from each Rating Agency to the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee to the effect that such action will not result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes or (B) provides ten (10) Business Days’ prior written notice of such action to each Rating Agency and such Rating Agency has not notified the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes.

“Record Date” shall mean, with respect to any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

“Repurchase Rules and Regulations” shall have the meaning specified in Section 6.8.

“Responsible Officer” shall mean (i) in the case of the Indenture Trustee, any managing director, principal, vice president, assistant vice president, assistant secretary, assistant treasurer or trust officer of the Indenture Trustee or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular corporate trust matter, any other officer of the Indenture

Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) in the case of the Owner Trustee, any vice president, assistant vice president, assistant secretary, assistant treasurer or trust officer of the Owner Trustee or any other officer or, for the purposes of Section 6.8, any employee of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and with direct responsibility for the administration of the Trust and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement, dated as of November 1, 2013, by and among the Trust, the Depositor, the Servicer and Wells Fargo Bank, National Association, a national banking association, as Backup Servicer.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Securities Act” shall mean the Securities Act of 1933.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code section 3801 et seq.

“Transfer” shall mean a sale, transfer, assignment, participation, pledge or other disposition of a Certificate.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. All references herein to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the CarMax Auto Owner Trust 2013-4 created as a Delaware statutory trust pursuant to this Agreement and the filing of the Certificate of Trust.

Section 1.2 Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section and Exhibit references contained in this Agreement are references to Articles, Sections and Exhibits in or to this Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION OF THE TRUST

Section 2.1 Name. The Trust shall be known as “CarMax Auto Owner Trust 2013-4,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage solely in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes upon the written order of the Depositor;

(ii) to use the proceeds of the sale of the Notes, at the direction of the Depositor, to fund the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

(iii) to pay interest on and principal of the Notes and to pay Excess Collections to the Certificateholders;

(iv) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (other than the Certificate Payment Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

(v) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders; and

(vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

Section 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute.

Section 2.5 Initial Capital Contribution of Owner Trust Estate . The Depositor has sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $100. The Owner Trustee hereby acknowledges receipt in trust from the Depositor of such amount, which amount constituted the initial Owner Trust Estate and was deposited in the Certificate Payment Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that (i) the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust and (ii) solely for income and franchise tax purposes, the Trust shall be treated (A) if it has one beneficial owner, as a non-entity and (B) if it has more than one beneficial owner, as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes constituting indebtedness of the partnership. Unless otherwise required by the appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust either as a nonentity or as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The parties have caused the filing of the Certificate of Trust with the Secretary of State. If it is determined that, contrary to the intent of the parties hereto and the position of the Certificateholder, the Trust has “gross receipts” for purposes of HB3, it is the intention of the parties hereto that the Trust be treated as a “passive entity” for purposes of HB3, formed to hold assets to facilitate securitization transactions in a manner similar to grantor trusts and real estate mortgage investment conduits as defined by Section 860D of the Code. The Depositor, and the Certificateholders by acceptance of a Certificate, agree that if it is determined that, contrary to the intent of the parties hereto and the position of the Certificateholder, the Trust has “gross receipts” for purposes of HB3, they will, unless otherwise required by law, treat the Trust as a “passive entity” for purposes of HB3 and will not, unless otherwise required by law, take any action to include the Trust as part of an affiliated group engaged in a unitary business (as such terms are used in HB3). Notwithstanding anything to the contrary contained herein, nothing in this Agreement should be read to imply that the Trust is doing business in Texas or has sufficient nexus with Texas in order for HB3 to apply to the Trust.

Section 2.7 Liability of Certificateholders. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the general corporation law of the State of Delaware.

Section 2.8 Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee and/or a separate trustee, such trustee must provide a written grant of a security interest in the Owner Trust Estate to the Indenture Trustee and must authorize the filing of a financing statement to perfect the Indenture Trustee’s security interest.

Section 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware or the State of Illinois. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of Illinois. The Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware or the State of Illinois, and payments will be made by the Trust only from the State of Delaware or the State of Illinois. The principal office of the Trust will be at the Corporate Trust Office in the State of Illinois.

Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i) the Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables;

(ii) the Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents to which the Depositor is a party, the Receivables, the Notes or the Certificates;

(iii) the Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the Depositor has the power and authority to sell, assign, transfer and convey the property to be sold and transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action;

(iv) the execution, delivery and performance by the Depositor of this Agreement and the other Transaction Documents to which the Depositor is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties;

(v) there are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Indenture or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (D) that would adversely affect the federal tax attributes or Applicable Tax State franchise or income tax attributes of the Trust or of the Notes or the Certificates; and

(vi) the representations and warranties of the Depositor in Section 3.1 of the Receivables Purchase Agreement are true and correct.

Section 2.11 Federal Income Tax Matters. The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of federal income, State and local income and franchise tax and any other income taxes, the Trust will be treated either as a disregarded entity under Treasury Regulation Section 301.7701-3 or as a partnership, and that the Certificateholders will be treated as partners in that partnership. The Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment. For each calendar quarter, other than periods in which there is only one Certificateholder:

(i) net income of the Trust for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the end of such quarter in proportion to their Certificate Percentage Interest on such date; and

(ii) net losses of the Trust, if any, for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the end of such quarter in proportion to their Certificate Percentage Interest on such date.

The Depositor is authorized to modify the allocations in this Section 2.11 if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, gain, credit, loss or deduction to the Certificateholders or as otherwise required by the Code.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

Section 3.2 The Certificates. The Certificates shall be issued in one or more registered, definitive, physical certificates, substantially in the form set forth in Exhibit A. The Certificates may be in printed or typewritten form and shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

If Transfer of the Certificates is permitted pursuant to this Section 3.2 and Section 3.4, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.4.

Section 3.3 Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its president, any vice president, any assistant vice president, its treasurer, any assistant treasurer, its secretary or any assistant secretary, without further limited liability company action by the Depositor. No Certificate shall entitle its Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Owner Trustee by manual signature, which authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

Section 3.4 Registration of Certificates; Transfer and Exchange of Certificates.

(a) The Owner Trustee initially shall be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and Transfers of Certificates as herein provided. The Certificate Registrar shall cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and the registration of Transfers of Certificates. Upon any resignation of any Certificate Registrar, the Owner Trustee shall, upon receipt of written instructions from the Depositor, promptly appoint a successor.

(b) The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each of (i) through (iii), a “Plan”). Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not a Plan and is not a Person acting on behalf of a Plan or a Person using the assets of a Plan to effect the transfer of such Certificate.

Any person who is not an affiliate of the Seller and acquires more than 49.9% of the Certificates will be deemed to represent that it is not a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) with respect to any Plan, other than a Plan that it sponsors for the benefit of its employees, and that no Plan with respect to which it is a party in interest has or will acquire any interest in the Notes.

To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted or for taking any other action with respect to such Certificate under the provisions of this Agreement so long as such transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Agreement.

(c) Upon surrender for registration of Transfer of any Certificate at the office or agency of the Certificate Registrar to be maintained as provided in Section 3.8, and upon compliance with any provisions of this Agreement relating to such Transfer, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver to the Certificateholder making such surrender, in the name of the designated transferee or transferees, one or more new Certificates in any authorized denomination evidencing the same aggregate interest in the Trust. Each Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8 BEN, W-8 ECI or W-9, as applicable, in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of Transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

(d) As a condition to the registration of any Transfer of any Certificate:

(i) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(ii) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the transferor may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee’s ownership of Certificates;

(iii) the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar that it is not a Plan and is not a Person acting on behalf of a Plan or a Person using the assets of a Plan to effect the transfer of such Certificate;

(iv) the Certificateholder provides to the Owner Trustee and the Depositor an opinion of independent counsel that such action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;

(v) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder; and

(vi) in connection with any transfer of less than all of the interests in the Certificates, the transferor and transferee shall specify the respective interests in the Certificates to be held by the transferor and transferee, which interests may be determined by a formula or on any other basis agreed by the transferor and transferee. No Certificate (other than the Certificates issued to and held by the Depositor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.00% fractional undivided interest in the Issuing Entity (or such other amount as the Depositor may determine in order to prevent the Issuing Entity from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than a 1.00% fractional undivided interest in the Issuing Entity).

(e) No Certificateholder shall Transfer any Certificate initially held by it unless such Transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act and effective registration or qualification under applicable State securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer is to be made in reliance upon an exemption from the Securities Act and under applicable State securities laws, (i) the Certificate Registrar may require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor substantially to the effect that such Transfer may be made pursuant to an exemption from the Securities Act and applicable State securities laws and describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor or the Owner Trustee, and (ii) the Certificate Registrar may require the transferee to execute a certification acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor setting forth the facts surrounding such Transfer.

(f) No Transfer of any Certificate shall be permitted, recognized or recorded unless the Depositor has consented in writing to such Transfer, which consent may be withheld in the sole discretion of the Depositor; provided, however, that no such consent of the Depositor shall be required where the proposed transferee is, and at the time of such Transfer will be, a Certificateholder.

Section 3.5 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to hold each of the Trust, the Certificate Registrar and the Owner Trustee harmless, then, in the absence of notice to the Trust, the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a “protected purchaser” (as defined in the Relevant UCC), the Owner Trustee shall execute on behalf of the

Trust and the Owner Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate, as the case may be, a replacement Certificate, as the case may be, of like tenor and Certificate Percentage Interest. If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a “protected purchaser” (as defined in the Relevant UCC) of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trust and the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a “protected purchaser” (as defined in the Relevant UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Owner Trustee in connection therewith.

(b) Upon the issuance of any replacement Certificate under this Section 3.5, the Trust may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

(c) Every replacement Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(d) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.6 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name such Certificate is registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.7 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee or the Owner Trustee, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Depositor or the Indenture Trustee or the Owner Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interest apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8 Maintenance of Office or Agency. The Certificate Registrar shall maintain in Chicago, Illinois, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Transaction Documents may be served. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

Section 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Payment Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Payment Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Owner Trustee and any co-paying agent chosen by the Owner Trustee. The Owner Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Depositor. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee, upon receipt of written instructions from the Depositor, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall direct such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Section 7.1, Section 7.3 and Section 8.1 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless (i) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Administrator and the Depositor (who shall promptly forward such notice to the Rating Agencies) in writing of the proposed action and (ii) the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Holders have withheld consent or provided alternative direction:

(i) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any action, proceeding, investigation, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

(ii) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(iv) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(v) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

(vi) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, (i) remove the Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (ii) appoint a successor Servicer other than the Backup Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (iii) remove the Administrator pursuant to Section 9.1 of the Administration Agreement, (iv) appoint a successor Administrator pursuant to Section 9.1 of the Administration Agreement or (v) sell the Receivables after the termination of the Indenture, except as expressly provided in the Transaction Documents.

Section 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless (i) the Notes have been paid in full and (ii) each Certificateholder approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Person reasonably believes that the Trust is insolvent.

Section 4.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest at the time of the delivery of such notice.

Section 4.6 Certain Litigation Matters. The Owner Trustee shall provide prompt written notice to the Depositor, the Seller and the Servicer of any action, proceeding or investigation known to the Owner Trustee that could reasonably be expected to adversely affect the Trust or the Owner Trust Estate.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Establishment of Certificate Payment Account. Pursuant to Section 4.1 of the Sale and Servicing Agreement, the Servicer has agreed to establish, on or before the Closing Date, and maintain in the name of the Owner Trustee at an Eligible Institution (which shall initially be the Owner Trustee) a segregated trust account designated as the “CarMax Auto Owner Trust 2013-4 Trust Account” (the “Certificate Payment Account”). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. Except as expressly provided in Section 3.9, the Certificate Payment Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Payment Account pursuant to the Sale and Servicing Agreement or the Indenture shall be applied as provided in this Agreement, the Sale and Servicing Agreement and the Indenture. The amounts on deposit in the Certificate Payment Account shall not be invested.

Section 5.2 Application of Trust Funds.

(a) On each Distribution Date, upon receipt of written instructions from the Servicer pursuant to Section 4.1(c) of the Sale and Servicing Agreement, the Owner Trustee shall, or, if the Owner Trustee is not the Paying Agent, shall direct the Paying Agent to, distribute to the Certificateholders, in proportion to each Certificateholder’s Certificate Percentage Interest, amounts deposited in the Certificate Payment Account on such Distribution Date pursuant to Section 4.1(c) of the Sale and Servicing Agreement and Section 2.8 of the Indenture with respect to such Distribution Date.

(b) On each Distribution Date, the Owner Trustee shall, or, if the Owner Trustee is not the Paying Agent, the Owner Trustee shall direct the Paying Agent to, make available to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Distribution Date.

(c) In the event that any withholding tax is imposed on any Trust payment (or any allocation of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may withhold such amounts in accordance with this Section 5.2. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.3 Method of Payment. Subject to Section 5.2(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8.

Section 5.4 No Segregation of Monies; No Interest. Subject to Sections Section 5.1 and Section 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.5 Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall, based on information provided by the Seller, (i) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending on the last day of February and based on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable such Certificateholder to prepare its federal and State income tax returns, (iii) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as a partnership for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee, on behalf of the Trust, shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee, on behalf of the Trust, shall not make the election provided under Section 754 of the Code.

The Owner Trustee may satisfy its obligations with respect to this Section 5.5 by retaining, on behalf of the Trust, at the expense of the Seller, a firm of independent public accountants (the “Accountants”) selected by the Seller. The Owner Trustee, on behalf of the Trust, may require the Accountants to provide to the Owner Trustee, on or before March 15, 2014, a letter in form and substance satisfactory to the Owner Trustee as to whether any federal tax withholding on Certificates is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update such letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required. The Owner Trustee shall be deemed to have discharged its obligations pursuant to this Section 5.5 upon its retention of the Accountants, and the Owner Trustee shall not have any liability with respect to the default or misconduct of the Accountants.

Section 5.6 Signature on Returns; Tax Matters Partner.

(a) The Owner Trustee shall sign, on behalf of the Trust, the tax returns of the Trust.

(b) The Depositor, as a Certificateholder, shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, in each case in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof and the Depositor’s execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $1,000,000,000 (comprised of 167,000,000 in aggregate principal amount of Class A-1 Notes, 317,000,000 in aggregate principal amount of Class A-2 Notes, 316,000,000 in aggregate principal amount of Class A-3 Notes, 138,000,000 in aggregate principal amount of Class A-4 Notes, 22,000,000 in aggregate principal amount of Class B Notes, 20,000,000 in aggregate principal amount of Class C Notes and 20,000,000 in aggregate principal amount of Class D Notes). In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Transaction Documents and which the Certificateholders, the Servicer or the Administrator recommends in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

Section 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust for the benefit of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.3 Action upon Instruction.

(a) Subject to Article IV, and in accordance with the terms of the Transaction Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

(b) The Owner Trustee shall not be required to take any action under this Agreement or any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of this Agreement or any other Transaction Document or is otherwise contrary to law.

(c) Subject to Article IV, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) Subject to Article IV, in the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

Section 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3, and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Transaction Document. The Owner Trustee shall, however, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Transaction Documents to which the Trust is a party and (iii) in accordance with any document or written instruction delivered to the Owner Trustee pursuant to Section 6.3.

Section 6.6 Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for federal income or Virginia income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income or Virginia income or franchise tax purposes or (C) cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or Virginia income or franchise tax purposes. The Certificateholders, the Depositor, the Administrator and the Servicer shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

Section 6.7 Instructions by Electronic Methods. The Owner Trustee is hereby authorized to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by persons believed by the Owner Trustee to be authorized to give instructions and directions on behalf of the Depositor. The Owner Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Depositor (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Depositor), and the Owner Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Depositor as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to the Owner Trustee, including the risk of the Owner Trustee taking unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.8 Communications Regarding Demands to Repurchase Receivables. The Owner Trustee shall provide notice to CarMax and the Depositor as soon as practicable of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. Subject to this Section 6.8, the Owner Trustee shall have no obligation to take any other action with respect to a demand. However, the Owner Trustee shall, upon written request of either CarMax or the Depositor, provide notification to CarMax and the Depositor with respect to any actions taken by the Owner Trustee with respect to any such demand communicated to a Responsible Officer of the Owner Trustee in respect of any Receivables, such notifications to be provided by the Owner Trustee as soon as practicable and in any event within five Business Days of such request or such other time frame as may be mutually agreed to by the Owner Trustee and CarMax or the Depositor, as applicable. The Owner Trustee acknowledges and agrees that the purpose of this Section 6.8 is to facilitate compliance by CarMax and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The Owner Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by CarMax and the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Owner Trustee shall cooperate fully with CarMax and the Depositor to deliver any and all records and any other information in its actual possession that are reasonably requested in writing by CarMax or the Depositor and necessary in the good faith determination of CarMax and the Depositor to permit them to comply with the provisions of Repurchase Rules and Regulations. In no event shall the Owner Trustee have (i) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 6.8.

ARTICLE VII

REGARDING THE OWNER TRUSTEE

Section 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Owner Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

(ii) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the provisions of this Agreement at the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

(iii) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Transaction Document if the Owner Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv) the Owner Trustee shall not be liable for any indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or payments of Excess Collections to the Certificateholders;

(v) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Transaction Documents;

(vi) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Backup Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer or the Backup Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture;

(vii) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby;

(viii) the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable other than for its willful misconduct, bad faith or negligence in the performance of any such act;

(ix) in no event shall the Owner Trustee be responsible or liable (A) for special, indirect, punitive, consequential loss or damage of any kind whatsoever (including loss of profit), (B) for the acts or omissions of clearing agencies or securities depositories or any of their respective nominees or correspondents, (C) for acts or omissions of brokers or dealers or (D) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by third parties selected by the Owner Trustee with reasonable care;

(x) the Owner Trustee shall have no responsibility for the accuracy of any information provided to Certificateholders or any other person that has been obtained from, or provided to the Owner Trustee by, any other Person; and

(xi) the Owner Trustee shall not be liable for any failure to anticipate incurring Expenses (as defined in Section 8.2) as long as the Owner Trustee acts in good faith based on the facts reasonably available to it at the time of such determination.

Section 7.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.3 Representations and Warranties. The Owner Trustee, in its individual capacity, hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(b) it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

(c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 7.4 Reliance; Advice of Counsel.

(a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Transaction Document.

Section 7.5 Not Acting in Individual Capacity. Except as provided in Section 7.3, in accepting the trusts hereby created, U.S. Bank Trust National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.6 Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document, the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or to the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle, the existence and enforceability of any insurance thereon, the existence and contents of any Receivable on any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer taken in the name of the Owner Trustee.

Section 7.7 Owner Trustee May Own Certificates and Notes. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.8 Regulation AB. The Owner Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Owner Trustee shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 7.8 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.1 Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and such trustee, and the Owner Trustee shall be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2 Indemnification. To the fullest extent permitted by applicable law, the Initial Servicer shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, however, that the Initial Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. Except as otherwise provided in Section 5.4(b) of the Indenture, in no event will the Initial Servicer or the Owner Trustee be entitled to make any claim upon the Owner Trust Estate for the payment or reimbursement of any Expenses. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Initial Servicer, which approval shall not be unreasonably withheld.

Section 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Trust Agreement.

(a) This Agreement (other than the provisions of Article VIII) shall terminate and be of no further force or effect and the Trust shall dissolve upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) No Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Distribution Date pursuant to Section 5.2. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Certificateholders in proportion to each Certificateholder’s Certificate Percentage Interest.

(d) Upon the winding up of the Trust, in accordance with Section 3808 of the Statutory Trust Statute, and its termination, the Owner Trustee shall, at the written direction of the Depositor, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities and (iv) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or otherwise be acceptable to each of the Rating Agencies. If such corporation or banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1 the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Depositor. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Owner Trustee shall otherwise become incapable of acting, then the Administrator shall remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the removed Owner Trustee and one copy to the successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Depositor, the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Any successor Owner Trustee appointed pursuant to this Section 10.3 shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor in the State of Delaware.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall mail notice of such appointment to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 10.4 Merger or Consolidation of Owner Trustee.

(a) If the Owner Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act, except the filing of an amendment to the Certificate of Trust, if required under the Statutory Trust Statute, shall be the successor Owner Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.1. The Owner Trustee shall provide the Administrator (who shall promptly forward to the Rating Agencies) with prior written notice of any such transaction.

(b) If at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated, and in case at that time any of the Certificates shall not have been authenticated, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee. In all such cases, such certificates shall have the full force which the Certificates or this Agreement provide that the certificate of the Owner Trustee shall have.

Section 10.5 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement to the contrary, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and may execute and deliver an instrument to appoint one or more Persons approved by the Owner Trustee to act as co-trustee or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required under Section 10.3.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Supplements and Amendments.

(a) This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice by the Depositor to the Rating Agencies and the Administrator, without the consent of any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in any offering document used in connection with the initial offer and sale of the Notes or the Certificates or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which will not be inconsistent with other provisions of this Agreement; provided, however, that (i) no such amendment may materially adversely affect the interests of any Noteholder or any Certificateholder and (ii) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder.

(b) This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice by the Depositor to the Rating Agencies and the Administrator, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that (x) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee to the effect that such amendment will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder and (y) no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or change any Note Rate, without the consent of all Noteholders and Certificateholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interest the consent of the Holders of which is required for any amendment to this Agreement without the consent of all the Noteholders and Certificateholders adversely affected by the amendment; or

(iii) adversely affect the rating assigned by any Rating Agency to any Class of Notes without the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class.

(c) An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if (i) the Person requesting such amendment obtains and delivers to the Owner Trustee an Opinion of Counsel to that effect or (ii) the Rating Agency Condition is satisfied.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Depositor shall furnish written notice of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(e) It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to Section 11.1(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(f) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

(g) The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

(h) Prior to the execution of any amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent in this Agreement to the execution and delivery of such amendment have been satisfied.

Section 11.2 No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in and to their beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.3 Limitation on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement or in the Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.4 Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Owner Trustee, at the Corporate Trust Office, (ii) in the case of the Depositor, at the following address: 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer, (iii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iv) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, (v) in the case of Fitch, at the following address: Fitch Ratings, Inc., One State Street Plaza, New York, New York 10004, Attention: Auto Asset Backed Securities Group, and via email to notifications.abs@fitchratings.com and (vi) in the case of the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

Section 11.5 Severability. If any provision of this Agreement or the Certificates shall be held for any reason whatsoever invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the Certificates shall not in any way be affected or impaired thereby.

Section 11.6 Separate Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

Section 11.7 Successors and Assigns. All covenants and agreements in this Agreement and the Certificates shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.8 Covenants of the Depositor. The Depositor shall not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Transaction Documents.

Section 11.9 No Petition. To the fullest extent permitted by applicable law, the Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, or cooperate with or encourage others to institute against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Transaction Documents.

Section 11.10 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that the Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Transaction Documents.

Section 11.11 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not define or limit any of the terms or provisions hereof.

Section 11.12 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

(b) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

Section 11.13 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator’s compensation under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred under the Administration Agreement.

Section 11.14 Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for the obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Section 3.3, Section 3.4 or Section 3.5, the Certificates are and shall be deemed fully paid.

Section 11.15 Ratification of Prior Actions. Any actions taken by the Owner Trustee or the Administrator, in each case for itself or on behalf of the Trust, in connection with the opening of bank accounts, deposit of monies into such accounts, obtaining of sales finance company licenses on behalf of the Trust and any actions related thereto are hereby confirmed and ratified in all respects, and the Owner Trustee shall be entitled to the indemnity provided for in Section 8.2 with respect to such actions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CARMAX AUTO FUNDING LLC, as Depositor

By:	/s/ Andrew J. McMonigle
Name:	Andrew J. McMonigle
Title:	Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ Edwin Janis
Name:	Edwin Janis
Title:	Vice President

Accepted and agreed: CARMAX BUSINESS SERVICES, LLC, as Servicer

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Executive Vice President and
Chief Financial Officer

Trust Agreement (CAOT 2013-4)

Exhibit A

Form of Certificate

THIS ASSET BACKED CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

REGISTERED NO.	R-[ ]

CARMAX AUTO OWNER TRUST 2013-4

ASSET-BACKED CERTIFICATE

evidencing a beneficial interest in the property of CarMax Auto Owner Trust 2013-4, a Delaware statutory trust (the “Trust”), which property includes a pool of retail installment sale contracts secured by new and used motor vehicles sold by CarMax Business Services, LLC, a Delaware limited liability company (the “Seller”), to CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), and sold by the Depositor to the Trust. The property of the Trust (other than the Certificate Payment Account and the proceeds thereof) has been pledged by the Trust to Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (in such capacity, the “Indenture Trustee”), pursuant to an Indenture dated as of November 1, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) between the Trust and the Indenture Trustee to secure the payment of the Notes issued thereunder.

This certifies that is              the registered owner of a 100% Certificate Percentage Interest nonassessable, fully paid, beneficial interest in the Trust. The Trust was created pursuant to a Trust Agreement dated as of April 3, 2013 between the Depositor and U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee (in such capacity, the “Owner Trustee”), as amended and restated by an Amended and Restated Trust Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”) among the Depositor and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement or in the Sale and Servicing Agreement dated as of November 1, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”) among the Trust, the Depositor, CarMax Business Services, LLC, as servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, a national banking association, as backup servicer (in such capacity, the “Backup Servicer”).

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes: (i) a pool of retail installment sale contracts originated in connection with the sale of new or used motor vehicles (the “Receivables”); (ii) all amounts received on or in respect of the Receivables after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted

Ex. A-1

by the Obligors pursuant to the Receivables and any other interest of the Seller or the Depositor in such Financed Vehicles; (iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, GAP, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors; (v) the Receivable Files; (vi) the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account and all amounts, securities, financial assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof; (vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor; (viii) all rights of the Trust under the Sale and Servicing Agreement, including the right to require the Servicer to purchase Receivables from the Trust; (ix) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trust; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

THE RIGHTS OF THE TRUST IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE PAYMENT ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

Pursuant to the Trust Agreement, there will be distributed on each Distribution Date to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

“Distribution Date” means the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on December 16, 2013.

THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE.

It is the intent of the Depositor, the Seller, the Servicer and the Certificateholders that, for purposes of federal income taxes, State and local income taxes and any other income taxes, the Trust will be treated either as a disregarded entity under Treasury Regulation Section 301.7701-3 or as a partnership, and that the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Certificateholders, by acceptance of a Certificate, agree to such treatment and agree to take no action inconsistent with such treatment.

Ex. A-2

Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Trust Agreement or any of the other Transaction Documents.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Certificate Registrar maintained for that purpose in Chicago, Illinois.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex. A-3

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated: November 7, 2013

CARMAX AUTO OWNER TRUST 2013-4,

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: November 7, 2013

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

Ex. A-4

[REVERSE OF CERTIFICATE]

This Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Backup Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.

The Trust Agreement permits the Depositor and the Owner Trustee, on behalf of the Trust, with certain exceptions therein provided, to amend or waive from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Holders of the Certificates. The Trust Agreement also permits the Depositor and the Owner Trustee, on behalf of the Trust, with certain exceptions as therein provided, to amend or waive certain terms and conditions set forth in the Trust Agreement with the consent of the Holders of the Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate may be registered in the Certificate Register upon surrender of this Certificate for registration of Transfer at the office or agency of the Certificate Registrar maintained for that purpose in Chicago, Illinois and a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in any authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not an “employee benefit plan” or arrangement subject to Section 406 of ERISA or a “plan” subject to Section 4975 of the Code (such “employee benefit plan” or “plan,” a “Plan”), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect the transfer of such Certificate.

Any person who is not an affiliate of the Seller and acquires more than 49.9% of the Certificates will be deemed to represent that it is not a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) with respect to any Plan, other than a Plan that it sponsors for the benefit of its employees, and that no Plan with respect to which it is a party in interest has or will acquire any interest in the Notes.

Ex. A-5

The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

The Trust Agreement, with certain exceptions therein provided, and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust.

THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-6

ASSIGNMENT

SOCIAL SECURITY NUMBER

OR OTHER IDENTIFICATION

NUMBER OF ASSIGNEE:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:

                                                     */

Signature Guaranteed:

                                                     */

*/	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar.

Ex. A-7

Exhibit B

Form of Certificate of Trust

Certificate of Trust of CarMax Auto Owner Trust 2013-4

This Certificate of Trust of CarMax Auto Owner Trust 2013-4 (the “Trust”) is being duly executed and filed by U.S. Bank Trust National Association, a national banking association, as owner trustee (the “Owner Trustee”), to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is CarMax Auto Owner Trust 2013-4.

2. Delaware Trustee. The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware is U.S. Bank Trust National Association, 300 East Delaware Avenue, 8th Floor, Wilmington, Delaware 19809.

3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

By:
Name:
Title:

Ex. B